Exhibit 10.4

3039 Cornwallis Road
RTP, NC 27709
December 16, 2005
Mr. Michael Harrison
Brocade Communications Systems, Inc.
1745 Technology Drive
San Jose, CA 95110
Subject: Amendment 24 to SOW#1 of the IBM/Brocade Goods Agreement ROC-P-68
This letter (the “Amendment”) serves as Amendment Number 24 to SOW#1, including all amendments thereto (“SOW#1”) of the Goods Agreement ROC-P-68 (the “Agreement”), which the parties hereto do mutually agree to amend as follows
1. The third sentence in the first paragraph of the Goods Agreement, and Section 1. of Amendment #8, is modified as follows:
          “The Term of this SOW #1 shall be extended from 12/31/05 to 12/31/06.
The effective date of this Amendment shall be the date on the top of this Amendment (the “Effective Date”).
The parties acknowledge that they have read this Amendment, understand it, and agree to be bound by its terms and conditions. All capitalized terms not defined herein shall have the meaning set forth in the Goods Agreement or the SOW #1. All other terms and conditions of the Goods Agreement and SOW#1 that are unaffected by the revisions set forth in this Amendment shall remain in full force and effect. Further, the parties agree that this Amendment and the Goods Agreement and SOW#1 are the complete and exclusive statement of the agreement between the parties, superseding all proposals or other prior agreement, oral or written, and all other communications between the parties relating to this subject.

Accepted and Agreed To:		Accepted and Agreed To:
International Business Machines Corporation		Brocade Communications Systems, Inc.

By: /s/ Patrick T. Gaynor	12/23/05	By: /s/ Jill Cameron	12/19/05

Authorized Signature	Date	Authorized Signature	Date

Patrick T. Gaynor		Jill Cameron

Type or Print Name		Type or Print Name

Manager, Storage Procurement		Director Worldwide Sales Operations

Title & Organization		Title & Organization